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                                                                    EXHIBIT 10.2
                         SHARE SUBSCRIPTION AGREEMENT

Equalnet Communications Corp. ("Equalnet"), a Texas corporation, as issuer, and Kevin Pirolo as subscribing shareholder ("Subscriber"), hereby enters into this Share Subscription Agreement effective January 21, 1999. Subject to the approval of the Board of Directors of Equalnet, and subject to the preparation of definitive documentation acceptable to the respective legal counsel for issuer and subscribing shareholder, the parties agree as follows:

1. Subscriber agrees to subscribe for the purchase of $2,000,000 of registered $0.01 par value common stock of Equalnet Communications Corp. (the "Common Stock") valued at a purchase price equal to ninety (90%) percent of the average closing price of the shares of the Common Stock for the ten (10) trading days prior to the date of the confirmation of the plan of Reorganization of EqualNet Corporation in its pending bankruptcy proceeding in Cause Number 98-39561-H5-11 in the United States District Court for the Southern District of Texas.

2. This subscription is subject to the confirmation of the plan of Reorganization of EqualNet Corporation in its pending bankruptcy proceeding in Cause Number 98-39561-H5-11 in the United States District Court for the Southern District of Texas on or prior to June 30, 1999, and the continued listing of the shares of Equalnet on the Nasdaq National Market at the time of the confirmation of such plan.

3. Payment for such shares shall be at such time as may be mutually agreed to by the parties, which in any event shall be prior to the issuance and delivery of such shares.

4. Subscriber declares that he is subscribing for said shares as an investment for his own account and has no present intent to divide, resell or otherwise distribute them.

5. Unless Equalnet is notified in writing at its corporate office address of 1250 Wood Branch Park Drive, Houston, Texas 77079, such shares will be issued in the name as set forth in paragraph 1 above.

6. The signature of the authorized representative of Equalnet below indicates receipt of this Subscription for presentation to the Board of Directors for approval, but does not indicate that the Board of Directors has either acted upon or approved the share issuance contemplated herein.

Dated January 21, 1999.

SUBSCRIBER

/s/ Kevin Pirolo
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Kevin Pirolo

Equalnet Communications Crop.

By: /s/ Mark A. Willis
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   Mark A. Willis, Chairman

                                 ATTACHMENT 4